SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2005

Date of Report

(Date of earliest event reported)

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51136	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices) (Zip code)

(650) 474-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 5.02 is incorporated by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2005, Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Consulting Agreement and Amendment to Stock Vesting Agreement (“Consulting Agreement”) with Dr. George F. Tidmarsh. Pursuant to the terms of the Consulting Agreement, Dr. Tidmarsh has resigned as President of the Company, and will continue to provide services to the company as a consultant and as Chairman of the Company’s Clinical Advisory Board. Dr. Tidmarsh will continue as a member of the Company’s board of directors.

Pursuant to the terms of the Consulting Agreement, Dr. Tidmarsh will receive his regular base salary until December 31, 2005 and will continue to receive the Company’s standard medical and dental insurance benefits through August 31, 2005. The Company will reimburse Dr. Tidmarsh for continuation of medical and dental coverage under COBRA, provided that he timely and accurately elects the coverage, until December 31, 2005. Beginning January 1, 2006, Dr. Tidmarsh will receive a monthly fee of $2,500 per month for consulting services provided to the Company and for his service as Chairman of the Company’s Clinical Advisory Board, and will be compensated as a nonemployee member of the Company’s board of directors.

In addition, pursuant to the Consulting Agreement, the terms of the Stock Vesting Agreement dated December 23, 2004 between the Company and Dr. Tidmarsh were amended to provide that if Dr. Tidmarsh remains a consultant to the Company or Chairman of the Company’s Clinical Advisory Board until December 31, 2005 or, if prior to December 31, 2005, Dr. Tidmarsh’s service as consultant to the Company and his service as Chairman of the Company’s Clinical Advisory Board are terminated without cause, then effective on the earlier of December 31, 2005 or the date on which Dr. Tidmarsh’s service as a consultant to the Company and his service as Chairman of the Company’s Clinical Advisory Board are terminated without cause, the Company’s right to repurchase up to 182,413 shares of the Company’s common stock held by Dr. Tidmarsh and up to 83,490 shares of the Company’s common stock that may be issued to Dr. Tidmarsh upon his exercise of an option to purchase shares of the Company’s common stock will terminate.

The Consulting Agreement also provides that after December 31, 2005, as long Dr. Tidmarsh remains Chairman of the Company’s Clinical Advisory Board, 179,314 additional shares of the Company’s common stock held by Dr. Tidmarsh will continue to vest in accordance with their current vesting schedule. However, if Dr. Tidmarsh’s service as a consultant to the Company and his service as Chairman of the Company’s Clinical Advisory Board are terminated without cause after December 31, 2005, the Company’s right to repurchase all such shares will terminate on the date of such termination without cause.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.20	Consulting Agreement and Amendment to Stock Vesting Agreement dated August 18, 2005 by and between Threshold Pharmaceuticals, Inc. and Dr. George F. Tidmarsh.

99.1	Press Release dated August 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Threshold Pharmaceuticals, Inc.

Date: August 19, 2005	By:	/s/ Harold E. Selick, Ph.D.
Harold E. Selick, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.20	Consulting Agreement and Amendment to Stock Vesting Agreement dated August 18, 2005 by and between Threshold Pharmaceuticals, Inc. and Dr. George F. Tidmarsh.

99.1	Press Release dated August 18, 2005.